UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2013

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA  20166

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  571-287-2400

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On October 1, 2013 (the “Closing Date”), IceWEB, Inc. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Computers and Tele-Comm., Inc., a Missouri corporation (“CTCI”), KC NAP, LLC (“KC NAP”), the stockholders of CTCI, and Streamside Partners, LLC, pursuant to which the Company purchased all of the outstanding common stock of CTCI and the outstanding membership interests in KC NAP, in exchange for 9,568,400 shares of our $0.001 par value common stock.   Concurrently, and as part of the share exchange agreement, the Company issued shares to retire an outstanding debt owing by CTCI to Streamside Partners, LLC, which totaled $155,000, and other debts of CTCI totaling $267,823, in exchange for 13,485,799 shares of our $0.001 par value common stock (such transactions taken together are sometimes referred to herein as the “Share Exchange”).  As a result of the Share Exchange, we are now the holding company of CTCI and we now operate a company in the business of operating data centers and providing Information Technology (“IT”) services.

The foregoing descriptions of the terms of the Exchange Agreement are qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 10.36 to this Report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of the Share Exchange Agreement

On the Closing Date, pursuant to the Exchange Agreement, the shareholders of CTCI exchanged 247,000 shares of common stock of CTCI, representing 100% of the issued and outstanding stock of CTCI, for 9,568,400 newly issued shares of $0.001 par value common stock, which represents 2.2% of the Company’s issued and outstanding common stock, immediately following the Share Exchange.  In addition, we issued 13,485,799 shares of IceWEB common stock to pay a debt owing by CTCI to Streamside Partners, LLC, and other liabilities of CTCI which together totaled $422,823, at an effective exchange rate of $0.0314/share.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 1, 2013, in conjunction with the acquisition described in Item 1.01, we entered into a lease agreement with Agility Ventures, LLC in the principal amount of $1,417,672 which is secured by all of the assets of IceWEB, Inc.  The note has a term of 36 months and bears interest at 15% per annum.  We also issued Agility Ventures 1,000,000 shares of IceWEB, Inc. restricted common stock, and a Series T common stock warrant covering a total of 3,675,000 shares with a term of two years and a conversion price of $0.055 per share.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above under Item 2.01 regarding the issuance of 9,568,400 shares of IceWEB, Inc. common stock to the shareholders of CTCI, and the issuance of 13,485,799 shares of IceWEB common stock to satisfy a debt owing by CTCI to Streamside Partners, LLC, and to satisfy other liabilities of CTCI, is hereby incorporated by reference into this Item 3.02.

The information set forth above under Item 2.03 regarding the issuance of 1,000,000 shares of IceWEB, In. common stock to Agility Ventures, LLC is hereby incorporated by reference into this Item 3.02.

All of the above securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act.

ITEM 7.01     REGULATION FD DISCLOSURE.

On October 1, 2013, we issued a press release announcing the consummation of the transaction with Computers and Tele-Comm, Inc.  The press release is furnished hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of IceWEB, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release announcing completion of merger with CTC
10.36	Agreement of Share Exchange
10.37	Escrow Agreement
10.38	Master Agreement between Agility Ventures, LLC and IceWEB, Inc.
10.39	Agility Equipment Lease Schedule
10.40	Agility Security Agreement
10.41	Forms of Series “T” Warrant